                                                                    EXHIBIT 10.9

                           RESTRICTED STOCK AGREEMENT


         THIS RESTRICTED STOCK AGREEMENT ("Agreement") is made as of the 22nd day of June, 2001, by and between HIGH SPEED ACCESS CORP., a Delaware corporation (the "COMPANY"), and DANIEL J. O'BRIEN, an individual resident of the State of Colorado ("GRANTEE").

         WITNESSETH:

         WHEREAS, the Company and Grantee desire to enter into this Agreement for the purpose of establishing an incentive to retain and reward Grantee, whose performance, contribution and skills are critical to the Company;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:


1. Grant of Shares. Subject to the terms and conditions set forth herein, a restricted stock award of 1,000,000 shares (the "Award Shares") of the common stock, $.01 par value per share, of the Company ("Common Stock"), is hereby granted by the Company to Grantee .

2. Transfer Restrictions. Until lapse of the restrictions set forth in Section 3 of this Agreement, the Award Shares shall not be sold, exchanged, assigned, pledged, bequeathed, devised, or otherwise transferred, directly or indirectly, voluntarily or involuntarily, by Grantee, or any person or entity claiming through or on behalf of Grantee, and no Award Shares may be subject in any manner to attachment, lien, execution, transfer by bankruptcy, judicial order or by operation of law, garnishment or other alienation or encumbrance of any kind, either direct or indirect, voluntarily or involuntarily, before the lapse of such restrictions.

3. Release of Restrictions. The restrictions set forth in Section 2 of this Agreement shall lapse as to one hundred percent (100%) of the Award Shares on March 4, 2004 (the "Lapse Date") if Grantee is employed by the Company on such date. Notwithstanding the foregoing, all restrictions set forth in Section 2 shall lapse if, following a Change in Control, (i) Grantee's employment with the Company is terminated by the Company involuntarily and without Cause or (ii) a Constructive Termination occurs on or before the Lapse Date or (iii) Grantee's employment is terminated pursuant to Section 5.D of the Employment Agreement (as defined below). For purposes of this Agreement, "Change in Control", "Cause" and "Constructive Termination" shall have the meanings ascribed to such terms in the Amended and Restated Employment Agreement between the Company and Grantee dated of even date herewith (the "Employment Agreement").

4. Forfeitures. Subject to Section 3 of this Agreement, upon Grantee's termination of employment with the Company before the Lapse Date, Award Shares shall be forfeited to the Company as of the employment termination date and shall be transferred to the Company without further action by Grantee.

5. Share Certificates. Certificates for the Award Shares shall be registered in Grantee's name and shall be held in custody by the Company, together with a stock power duly endorsed in blank by Grantee, until all restrictions lapse or such Award Shares are forfeited as provided herein. Certificates representing the Award Shares as to which restrictions have lapsed shall be delivered to Grantee upon such lapse.

6. Adjustment of Shares. In the event of any change in the number, class or character of outstanding Common Stock by reason of a stock dividend, stock split, reclassification, reorganization, consolidation, or a combination or exchange of shares, the payment of a share dividend, or other similar transaction, the Award Shares shall be treated in the same manner in any such transaction as other Common Stock. Any Common Stock or other securities received by Grantee with respect to the Award Shares in any such transaction shall be subject to the restrictions and conditions set forth herein.

7. Rights as Stockholder. Grantee shall be entitled to all of the rights of a stockholder with respect to the Award Shares including the right to vote such shares and to receive cash dividends payable with respect to such Award Shares on and after the date of this Agreement. Notwithstanding the foregoing, stock dividends shall be subject to the same restrictions as the Award Shares to which they relate and shall be held in custody by the Company until lapse of the restrictions as provided by Section 3 of this Agreement.

8. Compliance With Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company's obligation to issue or deliver certificates evidencing the Award Shares shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required or deemed appropriate by the Company or its legal counsel.

9. Investment Representation. Grantee is acquiring the Award Shares for investment only and not with a view toward the sale or other distribution thereof. Grantee will not at any time sell, exchange, transfer, or otherwise dispose of the Award Shares except in accordance with the terms of this Agreement and/or under circumstances that would constitute a violation of the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder, or any state statute, rule or regulation relating to the sale of securities, and the certificate(s) representing the Award Shares shall contain a legend to that effect in any form reasonably required by the Company.

10. Section 83(b) Election. Grantee understands that Grantee may make an election in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, within 30 days of the grant of the Award Shares. If such election is made, Grantee will incur ordinary income tax on the fair market value of the Award Shares on the date of the grant, even though the Grantee's rights to the Award Shares do not vest until the Lapse Date. If Grantee declines to make the Section 83(b) election, Grantee will incur ordinary income tax on the fair market value of the Award Shares on the Lapse Date, provided the Award Shares have not been forfeited prior thereto. If Grantee timely makes the
Section 83(b) election, Grantee agrees to give prompt written notice of such election to the Company. The Company shall have the right to require Grantee to remit to the Company, or to withhold from other amounts payable to Grantee, as compensation or otherwise, an amount sufficient to satisfy all federal, state and local withholding tax requirements. Alternatively, the Company may retain Award Shares otherwise deliverable to Grantee pursuant to this Agreement in an amount sufficient to satisfy withholding requirements, prior to the delivery of any certificate(s) for the Award Shares.

11. Notices. All notices and other communications shall be in writing and shall be given by hand delivery, or by certified or registered mail, return receipt requested, postage prepaid, or by reputable overnight courier, as follows, or to such other person or address as shall be hereafter designated by notice given in accordance with this Section:

                  If to the Company:       High Speed Access Corp.
                                           Attn:  Chairman
                                           10901 West Toller Drive
                                           Littleton, Colorado  80127

                  If to Employee:          Daniel J. O'Brien
                                           31 Golden Eagle Lane
                                           Littleton, Colorado  80127

Any notice or other communication shall be deemed to have been duly given or made if made by hand, when delivered against receipt therefor or when attempted delivery shall be rejected, as the case may be, if made by letter, upon deposit thereof in the mail, postage prepaid, registered or certified, with return receipt requested, and if made by reputable overnight courier when sent. Notwithstanding the foregoing, any notice or other communication which is actually received by a party hereto shall be deemed to have been duly given or made to such party.

12. Entire Agreement; Amendment. This Agreement and the Employment Agreement contain the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended, modified or supplemented except in a writing signed by the Company and Grantee.

13. Severability. The invalidity or unenforceability of any provision of the Agreement shall not affect the validity and enforceability of the remaining provisions of the Agreement, and such invalid or unenforceable provision shall be stricken to the extent necessary to preserve the validity and enforceability of the Agreement.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

15. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and Grantee and his heirs, executors, personal representatives and assigns.

16. Effective Date. This Agreement and the grant of the Award Shares shall be effective upon the approval of an amendment to the Company's 1999 Stock Option Plan (the "Plan") by the shareholders of the Company at the Company's 2001 Annual Meeting of Shareholders to be held in July 2001. This Agreement is and shall be, in all respects, subject to the terms and conditions of the Plan, a copy of which Grantee acknowledges receiving and the terms of which are incorporated by reference herein.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                           HIGH SPEED ACCESS CORP.


                                           By:
                                                 -------------------------------

                                           Title:
                                                 -------------------------------



                                           -------------------------------------
                                           DANIEL J. O'BRIEN